HC2 Holdings, Inc. Q3 2019 Earnings Release Supplement November 5, 2019 © HC2 HOLDINGS, INC. 2019

Safe Harbor Disclaimers Special Note Regarding Forward-Looking Statements Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This presentation contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “guidance,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this presentation include, without limitation, our 2019 guidance for the Construction segment and statements regarding our expectations regarding building shareholder value and future cash flow and invested assets. Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. HC2 believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and HC2’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and subsidiaries to raise capital; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; HC2's ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this presentation. You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. HC2 has no obligation to update any of the guidance provided to conform to actual results or changes in HC2's expectations. All statements speak only as of the date made, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. There can be no assurance that the Huawei Marine Networks (“HMN”) transaction will be completed as proposed or at all, or that the exploration of any other strategic alternative, including a potential sale of Global Marine Group (“GMG”), will result in a consummated transaction or other alternative. Neither HC2 nor GMG has set a timetable for completion of the process, and neither intends to comment further regarding the process unless a specific transaction or other alternative is approved by their respective Boards of Directors, the process is concluded or it is otherwise determined that further disclosure is appropriate or required by law. © HC2 HOLDINGS, INC. 2019 2

Safe Harbor Disclaimers Non-GAAP Financial Measures In this release, HC2 refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA (excluding the Insurance segment) and Adjusted Operating Income and Pre-tax Adjusted Operating Income for our Insurance segment. Adjusted EBITDA Management believes that Adjusted EBITDA measures provide investors with meaningful information for gaining an understanding of the Company’s results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation, amortization and the other items for which adjustments are made as noted in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. In addition, management uses Adjusted EBITDA measures in evaluating certain of the Company’s segments' performance because they eliminate the effects of considerable amounts of non-cash depreciation and amortization and items not within the control of the Company’s operations managers. While management believes that these non-GAAP measurements are useful as supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read together with HC2’s results reported under GAAP. Management defines Adjusted EBITDA as net income (loss) as adjusted for depreciation and amortization; amortization of equity method fair value adjustments at acquisition; Other operating (income) expense, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, asset impairment expense, and FCC reimbursements; interest expense; net gain (loss) on contingent consideration; loss on early extinguishment or restructuring of debt; gain (loss) on sale of subsidiaries; other (income) expense, net; foreign currency transaction (gain) loss included in cost of revenue; income tax (benefit) expense; (gain) loss from discontinued operations; noncontrolling interest; bonus to be settled in equity; share-based compensation expense; non-recurring items; and acquisition and disposition costs. A reconciliation of Adjusted EBITDA to Net Income (Loss) is included in the financial tables at the end of this release. Management recognizes that using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other GAAP financial measures, as these non-GAAP measures exclude certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and do not purport to be alternatives to net income (loss) or other GAAP financial measures or a measure of our operating performance. Adjusted Operating Income Adjusted Operating Income (“Insurance AOI”) and Pre-tax Adjusted Operating Income (“Pre-tax Insurance AOI”) for the Insurance segment are non-U.S. GAAP financial measures frequently used throughout the insurance industry and are economic measures the Insurance segment uses to evaluate its financial performance. Management believes that Insurance AOI and Pre-tax Insurance AOI measures provide investors with meaningful information for gaining an understanding of certain results and provide insight into an organization’s operating trends and facilitates comparisons between peer companies. However, Insurance AOI and Pre-tax Insurance AOI have certain limitations, and we may not calculate it the same as other companies in our industry. It should, therefore, be read together with the Company's results calculated in accordance with U.S. GAAP. Management recognizes that using Insurance AOI and Pre-tax Insurance AOI as performance measures have inherent limitations as an analytical tool as compared to income (loss) from operations or other U.S. GAAP financial measures, as these non-U.S. GAAP measures excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Insurance AOI and Pre-tax Insurance AOI should not be considered in isolation and do not purport to be an alternative to income (loss) from operations or other U.S. GAAP financial measures as a measure of our operating performance. Management defines Insurance AOI as Net income (loss) for the Insurance segment adjusted to exclude the impact of net investment gains (losses), including other- than-temporary impairment ("OTTI") losses recognized in operations; asset impairment; intercompany elimination; bargain purchase gains; reinsurance gains; and acquisition costs. Management defines Pre-tax Insurance AOI as Insurance AOI adjusted to exclude the impact of income tax (benefit) expense recognized during the current period. Management believes that Insurance AOI and Pre-tax Insurance AOI provide meaningful financial metrics that help investors understand certain results and profitability. While these adjustments are an integral part of the overall performance of the Insurance segment, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations. © HC2 HOLDINGS, INC. 2019 3

Third Quarter 2019 Key Highlights

Marine Services (Global Marine)

- Announced definitive agreement to sell Huawei Marine Networks to Hengtong Optic-Electric Co Ltd
- Global Marine sale process remains robust; received multiple bids

Construction (DBM Global)

- 3Q19 Net Income of $7.0 million; Adjusted EBITDA* of $19.4 million, up 22% Y/Y
- Contract backlog of $475.3 million at quarter end; $833.0 million on an adjusted basis

Insurance (Continental LTC Inc.)

- YTD Net Income of $74.6 million; Pre-tax Insurance AOI* of $75.2 million, up $83.9 million Y/Y
- Total Adjusted Capital of approximately $334 million

Life Sciences (MediBeacon)

- MediBeacon entered into a strategic partnership with Huadong Medical that included new funding via equity investment
  - Initial $15 million equity investment in MediBeacon at a post-money valuation of $315 million
- HC2 received $9.8 million from the release of the BeneVir sale escrow

Broadcasting (HC2 Broadcasting)

- Subsequent to quarter end, completed issuance of $78.7 million of new notes; blended PIK coupon rate of 9.6% and mature October 2020; net proceeds used to retire existing notes due 2019, fund pending acquisitions, complete technology and infrastructure upgrades and station build-out
- 184 operational stations as of late October 2019

* Non-GAAP Measure; see Appendix for reconciliation to U.S. GAAP.

© HC2 HOLDINGS, INC. 2019

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Global Marine Strategic Update Sale of Huawei Marine Networks Joint Venture Announced • Announced signing of agreement with Hengtong Optic-Electric Co Ltd. ("Hengtong") to sell Global Marine Group's equity interest in Huawei Marine Networks Co., Limited ("HMN") – Sale values HMN at $285 million; Global Marine's 49% stake at approximately $140 million • Global Marine Group will sell 30% of HMN to Hengtong at closing, retaining 19% interest in HMN under a two-year put option agreement which will be exercisable in 2022 at the greater of $285 million or fair market value • Completion of the sale expected during first quarter of 2020, subject to customary closing conditions • HC2's share of the net proceeds will be utilized to reduce debt at the HC2 Corporate level Global Marine Systems, Ltd. Update • A potential sale of Global Marine continues to be a top priority as we close out 2019 • Strategic process continues to be very active and ongoing, having attracted a number of quality bidders • Any potential net proceeds would be utilized to reduce debt at the HC2 Corporate level © HC2 HOLDINGS, INC. 2019 5

HC2 Corporate

HC2 Holdings, Inc.

Overview and Key Financial Metrics

- Collateral Coverage Ratio exceeded 2.00x
- $80.3 million in Consolidated Cash (excluding Insurance segment); $7.7 million at Corporate

Liquidity

- For the nine months ended September 30, 2019 HC2 received $35.2 million in dividends, tax share and net management fees and $9.8 million in other distributions for total of $45.0 million in upstream cash:

Company	Upstream Cash	(millions)
DBM Global	Dividends, Tax Share	$ 23.5
Pansend Life Sciences	BeneVir escrow	9.8
Continental Insurance Group	Net Management Fees	7.4
PTGi-ICS	Dividends	4.3
Total Upstream Cash		$ 45.0

Priorities

- Complete the sale of HMN JV
- Continue seeking strategic alternatives for Global Marine Group, including a potential sale
- Reduce HC2 Corporate-level debt with:
  - HMN sale net proceeds
  - Any potential GMSL sale net proceeds
- Further optimize our capital structure
  - Evaluate other potential asset monetization opportunities across the portfolio
  - Pursue opportunities to lower cost of capital
- Focus on operational performance across our portfolio and support strategic and organic growth at the subsidiary level
- Continue our technology and infrastructure upgrades and the station build-out of our distribution platform of Broadcasting to successfully execute on the Over-the-Air broadcast television strategy

* All data as of September 30, 2019, unless otherwise noted.

© HC2 HOLDINGS, INC. 2019

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HC2 Financial Summary

Selected GAAP Financials

(in millions)	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Three Months Increase / (Decrease)	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	Nine Months Increase / (Decrease)
Net revenue	$ 475.7	$ 501.4	$ (25.7)	$ 1,485.7	$ 1,451.8	$ 33.9
Total operating expenses	466.1	525.7	(59.6)	1,423.6	1,495.4	(71.8)
Income (loss) from operations	9.6	(24.3)	33.9	62.1	(43.6)	105.7
Interest expense	(24.0)	(17.5)	(6.5)	(69.3)	(54.0)	(15.3)
Gain on sale and deconsolidation of subsidiary	—	3.0	(3.0)	—	105.1	(105.1)
Income from equity investees	0.3	8.1	(7.8)	1.5	13.7	(12.2)
Gain on bargain purchase	—	109.1	(109.1)	1.1	109.1	(108.0)
Other income, net	6.8	63.9	(57.1)	5.4	64.0	(58.6)
(Loss) income from continuing operations	(7.3)	142.3	(149.6)	0.8	194.3	(193.5)
Income tax (expense) benefit	(1.0)	9.2	(10.2)	(6.2)	(1.9)	(4.3)
Net (loss) income	(8.3)	151.5	(159.8)	(5.4)	192.4	(197.8)
Net loss (income) attributable to noncontrolling interest and redeemable noncontrolling interest	1.2	2.0	(0.8)	4.9	(18.6)	23.5
Net (loss) income attributable to HC2 Holdings, Inc.	(7.1)	153.5	(160.6)	(0.5)	173.8	(174.3)
Less: Preferred dividends, deemed dividends, and repurchase gains	0.4	0.7	(0.3)	(0.4)	2.1	(2.5)
Net (loss) income attributable to common stock and participating preferred stockholders	$ (7.5)	$ 152.8	$ (160.3)	$ (0.1)	$ 171.7	$ (171.8)
(Loss) income per common share						
Basic	$ (0.16)	$ 3.09	$ (3.25)	$ —	$ 3.48	$ (3.48)
Diluted	$ (0.16)	$ 2.97	$ (3.13)	$ —	$ 3.38	$ (3.38)
Weighted average common shares outstanding:						
Basic	45.7	44.3	1.4	45.4	44.2	1.2
Diluted	45.7	46.2	(0.5)	45.4	45.6	(0.2)

* Unaudited

© HC2 HOLDINGS, INC. 2019

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HC2 Segment Financial Summary Non-GAAP Measures*: Adjusted EBITDA & Pre-tax Insurance AOI (in millions) Three Months Ended September 30, Nine Months Ended September 30, Increase / Increase / 2019 2018 (Decrease) 2019 2018 (Decrease) Core Operating Subsidiaries Construction $ 19.4 $ 15.9 $ 3.5 $ 54.9 $ 41.5 $ 13.4 Marine Services 11.7 7.9 3.8 21.4 25.8 (4.4) Energy 2.3 1.0 1.3 4.6 4.7 (0.1) Telecommunications 0.8 1.5 (0.7) 2.4 3.8 (1.4) Total Core Operating Subsidiaries 34.2 26.3 7.9 83.3 75.8 7.5 Early Stage and Other Holdings Life Sciences (4.0) (3.0) (1.0) (8.7) (12.2) 3.5 Broadcasting (1.9) (2.4) 0.5 (5.3) (13.7) 8.4 Other and Eliminations — (1.0) 1.0 — (2.2) 2.2 Total Early Stage and Other (5.9) (6.4) 0.5 (14.0) (28.1) 14.1 Non-Operating Corporate (4.7) (6.2) 1.5 (15.2) (18.3) 3.1 Total HC2 Adjusted EBITDA (excluding Insurance) $ 23.6 $ 13.7 $ 9.9 $ 54.1 $ 29.4 $ 24.7 Pre-tax Insurance AOI $ 13.5 $ (11.3) $ 24.8 $ 75.2 $ (8.7) $ 83.9 * Unaudited. See Appendix for reconciliation of Non-GAAP to U.S. GAAP. © HC2 HOLDINGS, INC. 2019 8

Appendix © HC2 HOLDINGS, INC. 2019 9

Hybrid, Diversified Long-Term Strategy Strong Cash Unlocking Value Driving Growth Flow Generation © HC2 HOLDINGS, INC. 2019 10

Construction

DBM Global, Inc. ("DBM")

Segment Description

DBM Global offers integrated steel construction services, including design-assist, design-build, engineering, BIM participation, 3D steel modeling / detailing, fabrication, advanced field erection, project management and state-of-the-art steel management systems. DBM services major market segments including commercial, healthcare, convention centers, stadiums, gaming and hospitality, mixed used and retail, industrial, public works, bridges, and transportation and international projects.

GrayWolf Industrial, a recently acquired subsidiary of DBM, offers services in the heavy maintenance and repair industry, further diversifying its offering and dampens the impact of the cyclical new construction industry.

Summary of Key Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,	
($ millions)	2019	2018	2019	2018
Net Revenue	168.4	195.3	556.2	531.2
Net Income	7.0	9.2	18.0	20.1
Adjusted EBITDA*	19.4	15.9	54.9	41.5

- Approximately $475.3M reported backlog; $833M Adjusted Backlog, which takes into consideration awarded, but not yet signed contracts

Highlights and Near Term Objectives

- Continue integration of GrayWolf Industrial
  - Build relationships and find additional cross-selling opportunities across the industrial services and legacy DBM commercial platforms
  - Large potential collaborative opportunity between GrayWolf and DBM's structural steel fabrication and erection business identified
- Remain on schedule with ongoing projects, retain strong pipeline of prospective projects and robust backlog
  - Record adjusted backlog of $833 million provides visibility into 2021
  - GrayWolf's adjusted backlog has doubled from $147 million at year-end 2018 to $295 million
  - Continue to see a strong market with ample bidding opportunities available across the industrial and commercial platforms
- Focus on winning more small to mid-size projects to improve working capital cycle
- Reaffirm FY19 Guidance: Continue to expect between $75 million and $80 million of Adjusted EBITDA for full year 2019

* See Appendix for reconciliation of Non-GAAP to U.S. GAAP.
** All data as of September 30, 2019, unless otherwise noted.

© HC2 HOLDINGS, INC. 2019

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Marine Services

Global Marine Group ("GMG")

Global Marine

Segment Description

Global Marine Group is a market leader in providing subsea cable maintenance, installation and engineering services and operates through thee primary business units: (i) Global Marine Systems, Ltd. ("Global Marine"), which provides subsea fiber optic cable solutions to the telecommunications and oil & gas markets; (ii) Cwind, which provides topside, splash zone and subsea engineering services to the offshore renewables and utilities markets; and (iii) Global Offshore, which delivers cable installation, repair and trenching services to the offshore renewables, utilities and oil & gas markets.

GMG also owns equity interests in several joint venture companies, including Huawei Marine ("HMN"), which provides a complete turnkey solution for subsea telecoms systems.

Summary of Key Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,	
($ millions)	2019	2018	2019	2018
Net Revenue	48.2	44.8	130.0	149.9
Net Income (loss)	2.6	(0.5)	(1.9)	4.1
Adjusted EBITDA*	11.7	7.9	21.4	25.8

- Approximately $398.7 million reported backlog, inclusive of $103.1 million of installation projects

Highlights and Recent Developments

- Announced signing of agreement with Hengtong to sell Global Marine Group's equity interest in HMN
  - Sale values HMN at $285 million; Global Marine Group's 49% stake at approximately $140 million
  - Global Marine Group will sell 30% of HMN to Hengtong at closing, retaining 19% interest in HMN under a two-year put option agreement which will be exercisable in 2022 at greater of $285 million or fair market value
  - Completion of the sale expected during first quarter of 2020
- GMG sale process continues to be very active and ongoing, and we believe we are approaching a culmination to the process
- A potential sale of GMG continues to be a top priority as 2019 closes out

* See Appendix for reconciliation of Non-GAAP to U.S. GAAP.
** All data as of September 30, 2019, unless otherwise noted.

© HC2 HOLDINGS, INC. 2019

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Energy

American Natural Gas, Inc. ("ANG")

Segment Description

American Natural Gas designs, builds, owns, operates and maintains compressed natural gas ("CNG") fueling stations for transportation. ANG has been building a premier network of publicly accessibly heavy duty CNG fueling stations throughout the United States designed and located to serve fleet customers.

With the recent acquisition of AMP, the addition of twenty additional CNG stations allowed us to create one of the top three largest CNG fueling footprints in America and one 100% Class-8 eligible. The combined company is now one of the largest procurers of Renewable Natural Gas ("RNG"), offering producers one of the largest pathways for RNG to the transportation industry, which is required to generate a D3 RIN.

Summary of Key Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,	
($ millions, except GGE)	2019	2018	2019	2018
Net Revenue	8.7	4.6	19.3	16.2
Net Income (loss)	(0.1)	(0.6)	(1.4)	(0.6)
Adjusted EBITDA*	2.3	1.0	4.6	4.7
GGE	6.0	3.0	12.9	8.9

Highlights and Recent Developments

- In June, completed the acquisition of ampCNG's 20 CNG fueling stations
  - Acquired stations, primarily in the Southeastern U.S. and Texas, were highly complementary to ANG's existing station footprint
  - ANG now owns and/or operates 60 CNG fueling stations across 17 states
  - Integration and re-branding of the 20 AMP fueling stations is now effectively complete having maintained near 100% uptime during 3Q19
- Delivered 6.0 million gasoline gallon equivalents ("GGE") to customers in 3Q19, an increase of 100.0% over the prior year quarter
  - CNG sales volumes for the acquired ampCNG stations contributed an additional 2.8 million GGE
  - Continue to focus on increasing CNG sales volumes through new and existing customer relationships, improve existing station capacity utilization
  - Active pipeline of qualified leads provide opportunity for new fueling agreements to grow volumes across the station network

* See Appendix for reconciliation of Non-GAAP to U.S. GAAP.
** All data as of September 30, 2019, unless otherwise noted.

© HC2 HOLDINGS, INC. 2019

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Telecommunication PTGi-ICS ("ICS") Segment Description Highlights and Near Term Developments PTGi-ICS is an international wholesale telecom service • Continue to focus on maximizing cash flows as company that provides voice and data call termination to the telecom industry worldwide through its own global network of the international long distance wholesale voice next-generation IP soft switches and media gateways, termination market experiences disruption from connecting the networks of incumbent telephone companies, increased utilization of OTT applications and mobile operators and OTT companies worldwide. VOIP services Summary of Key Financial Metrics Three Months Ended Nine Months Ended September 30, September 30, ($ millions) 2019 2018 2019 2018 Net Revenue 162.2 187.8 507.0 580.6 Net Income (loss) (0.3) 1.3 0.7 3.4 Adjusted EBITDA* 0.8 1.5 2.4 3.8 * See Appendix for reconciliation of Non-GAAP to U.S. GAAP. ** All data as of September 30, 2019, unless otherwise noted. © HC2 HOLDINGS, INC. 2019 14

Insurance

Continental Insurance Group, Ltd. ("CIG")

CONTINENTAL LTC INC.

Segment Description

Continental Insurance Group provides long-term care, life, annuity and other accident and health coverage to approximately 145,000 individuals. The benefits provided by CIG's insurance operations help protect policy and certificate holders from the financial hardships associated with illness, injury, loss of life or income discontinuation.

Since our initial acquisition from American Financial Group in 2015, through a combination of M&A and improved operating and investment results, CIG has more than quadrupled its total adjusted capital base. In addition, the platform provides a valuable fee stream to HC2 through asset management fees. CIG continues to look for appropriate books of long-term care assets as it executes on its strategy while maintaining a healthy level of conservatism in reserving.

Summary of Key Financial Metrics

Balance Sheet	September 30, 2019	December 31, 2018
Statutory Surplus	~$297M	~$255M
Total Adjusted Capital	~$334M	~$289M
Total GAAP Assets	$5.6B	$5.2B
Cash & Invested Assets	$4.5B	$4.0B

Income Statement	Three Months Ended September 30,		Nine Months Ended September 30,	
($ millions)	2019	2018	2019	2018
Net Revenue	80.4	77.2	251.3	161.1
Net Income	10.5	141.1	74.6	142.9
Pre-Tax AOI*	13.5	(11.3)	75.2	(8.7)

Highlights and Recent Developments

- Performance since acquisition of Humana's LTC insurance business continues to be positive
- Recent performance of the platform has been supported by favorable claims development, conservative underwriting, focused asset management, and experienced liability management
- Year-to-date results post-acquisition highlights positive operating leverage of the platform
- Continue to be 'open for business' - constantly assessing new opportunities

* See Appendix for reconciliation of Non-GAAP to U.S. GAAP.
** All data as of September 30, 2019, unless otherwise noted.

© HC2 HOLDINGS, INC. 2019

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Life Sciences

Pansend Life Sciences, LLC

MediBeacon R2 dermatology

R2 Dermatology

R2 Dermatology's two distinct medical devices provide skin lightening and evening to patients using cold technology

- Contact device sold to physicians to treat brown spots of the skin with the potential to treat other indications, expecting 2020 launch
- Robotic spray device sold to physicians to provide full body skin lightening/whitening, expected 2021 launch
  - Multiple additional potential medical and aesthetic applications and devices from the same core technology
  - Proven efficacy based on >575 treated patients
  - U.S. FDA clearances already in-hand

Highlights and Recent Developments

Entered exclusive distribution agreement with Huadong Medicine. In addition, Huadong made a $10 million equity investment in R2 at a post-money valuation of $60 million to fund the company's next phase of product and market development

MediBeacon

MediBeacon's Fluorescent Agent Platform** enables physiological function monitoring in critical health applications, including:

- Kidney Health - Transdermal GFR Measurement System ("TGFR")
  - No clinically practical method exists to measure kidney function in real time at point of care
  - Utilizes a patented pharmaceutical bright enough to be detected by a sensor placed on the skin
  - Received FDA Breakthrough Device designation for TGFR
- Gastrointestinal Health
  - Grants from the Bill & Melinda Gates Foundation have supported Medibeacon permeability research
  - Gastroenterology human study in Crohn's patients underway in 2019

Highlights and Recent Developments

Entered exclusive commercialization partnership with Huadong Medicine that included an initial $15 million equity investment at $315 million post-money valuation, which will fund the company through upcoming FDA pivotal clinical trials and upcoming FDA approval process

Summary of Investments*

Company	Investment to Date	Equity %	Fully Diluted %
R2 Dermatology	$ 27.4M	63.39%	57.64%
MediBeacon	$ 24.9M	47.26%	42.43%
Genovel	$ 3.5M	80.00%	75.23%
Triple Ring	$ 3.0M	25.79%	27.10%

Other Investments

Genovel, in conjunction with New York University, is developing novel, patented "Mini Knee" and "Anatomical Knee" replacements.

Triple Ring is a contract R&D engineering company specializing in medical devices, homeland security, imaging, sensors, fluidics, robotics & mobile healthcare in Silicon Valley and Boston.

* Investment-to-date totals and equity ownership percentages are as of September 30, 2019; fully diluted includes all exercisable options and warrants.
** MediBeacon agents and devices are not approved for human use by any regulatory agency.

© HC2 HOLDINGS, INC. 2019

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Broadcasting

HC2 Broadcasting Holdings Inc.

Segment Description

Our Broadcasting subsidiary is focused on capitalizing on the opportunities to bring valuable content to more viewers over-the-air ("OTA"). The goal of our OTA strategy is to build the largest, most comprehensive, state-of-the-art OTA distribution platform in the United States for high-end content providers to deliver their product to more viewers over the air. All of our stations will be interconnected to a cloud-based IP network backbone, which will allow us to remotely monitor and operate the stations.

Our strategy centers on both leasing capacity ("channels") on our television stations to third-party content providers as well as entering into revenue sharing agreements with major content providers as OTA viewership increases.

Summary of Key Broadcast Metrics*

Full Power Stations	9
Class A Stations	52
LPTV Stations	123
Total Operational Stations	184
Silent Licenses**	150
Construction Permits**	200

- Reach over 130 U.S. markets, including 9 of the top 10 DMA's

Highlights and Recent Developments

- Subsequent to quarter end, completed issuance of $78.7 million of new notes
  - $36.2 million Tranche A funded by an affiliate of MSD Partners, L.P.
  - $42.5 million Tranche B piece funded by an institutional investor
  - Blended PIK coupon rate of 9.6%
  - Mature October 2020
- Net proceeds will be used to retire existing notes due 2019, fund pending acquisitions, working capital and general corporate purposes
- Significant recent milestones
  - Received FCC permission to move our Full Power Bridgeport, CT station signal to the Empire State Building in New York, NY as well as Stamford, CT
  - Acquired two Class A stations in Portland, OR and Eugene, OR subsequent to quarter end

* Station metrics as of late October 2019

** The Company is strategically considering its portfolio of silent licenses and construction permits; not all silent licenses and construction permits are currently expected to be built out.

© HC2 HOLDINGS, INC. 2019

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Non-GAAP Reconciliations © HC2 HOLDINGS, INC. 2019 18

Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA

(in millions)

	Three Months Ended September 30, 2019								
	Core Operating Subsidiaries				Early Stage & Other				
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate	Total HC2
Net Loss attributable to HC2 Holdings, Inc.									$ (7.1)
Less: Net Income attributable to HC2 Holdings Insurance segment									10.5
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(2.1)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$ 7.0	$ 2.6	$ (0.1)	$ (0.3)	$ 5.6	$ (6.2)	$ (0.2)	$ (23.9)	$ (15.5)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:									
Depreciation and amortization	3.9	6.4	2.0	0.1	—	1.8	—	0.1	14.3
Depreciation and amortization (included in cost of revenue)	2.2	—	—	—	—	—	—	—	2.2
Amortization of equity method fair value adjustment at acquisition	—	(0.4)	—	—	—	—	—	—	(0.4)
Other operating (income) expense	—	0.2	(0.2)	0.8	—	(0.8)	—	—	—
Gain on sale and deconsolidation of subsidiary	—	—	—	—	—	—	—	—	—
Interest expense	2.3	1.2	1.0	—	—	2.4	—	17.1	24.0
Other (income) expense, net	(0.1)	(1.1)	(0.3)	—	(8.2)	0.9	0.2	2.9	(5.7)
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	—	—	—	—
Net loss on contingent consideration	—	—	—	(0.1)	—	—	—	—	(0.1)
Foreign currency (gain) loss (included in cost of revenue)	—	0.1	—	0.1	—	—	—	—	0.2
Income tax (benefit) expense	2.9	—	—	—	—	—	—	(2.8)	0.1
Noncontrolling interest	0.5	0.9	(0.1)	—	(1.4)	(1.1)	—	—	(1.2)
Bonus to be settled in equity	—	—	—	—	—	—	—	—	—
Share-based payment expense	—	0.5	—	—	—	0.1	—	1.5	2.1
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	0.7	1.3	—	0.2	—	1.0	—	0.4	3.6
Adjusted EBITDA	$ 19.4	$ 11.7	$ 2.3	$ 0.8	$ (4.0)	$ (1.9)	$ —	$ (4.7)	$ 23.6
Total Core Operating Subsidiaries	$ 34.2								

© HC2 HOLDINGS, INC. 2019

19

Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA

(in millions)

	Three Months Ended September 30, 2018								
	Core Operating Subsidiaries				Early Stage & Other				
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate	Total HC2
Net Income attributable to HC2 Holdings, Inc.									$ 153.5
Less: Net Income attributable to HC2 Holdings Insurance segment									141.1
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									23.1
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$ 9.2	$ (0.5)	$ (0.6)	$ 1.3	$ (2.6)	$ (4.7)	$ 4.5	$ (17.3)	$ (10.7)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:									
Depreciation and amortization	1.9	6.9	1.4	0.1	—	0.8	—	—	11.1
Depreciation and amortization (included in cost of revenue)	1.8	—	—	—	—	—	—	—	1.8
Amortization of equity method fair value adjustment at acquisition	—	(0.4)	—	—	—	—	—	—	(0.4)
Other operating (income) expense	(0.7)	(0.1)	—	—	—	—	—	—	(0.8)
Gain on sale and deconsolidation of subsidiary	—	—	—	—	—	—	(1.5)	—	(1.5)
Interest expense	0.6	1.2	0.4	—	—	0.5	—	14.6	17.3
Other (income) expense, net	(2.0)	(0.2)	0.1	—	—	0.4	(3.6)	1.5	(3.8)
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	—	—	—	—
Net loss on contingent consideration	—	—	—	—	—	—	—	—	—
Foreign currency (gain) loss (included in cost of revenue)	—	0.2	—	—	—	—	—	—	0.2
Income tax (benefit) expense	3.8	0.1	—	—	—	—	—	(6.4)	(2.5)
Noncontrolling interest	0.8	—	(0.3)	—	(0.5)	(1.5)	(0.4)	—	(1.9)
Bonus to be settled in equity	—	—	—	—	—	—	—	0.2	0.2
Share-based payment expense	—	0.5	—	—	0.1	1.7	—	1.0	3.3
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	0.5	0.2	—	0.1	—	0.4	—	0.2	1.4
Adjusted EBITDA	$ 15.9	$ 7.9	$ 1.0	$ 1.5	$ (3.0)	$ (2.4)	$ (1.0)	$ (6.2)	$ 13.7
Total Core Operating Subsidiaries	$ 26.3								

© HC2 HOLDINGS, INC. 2019

20

Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA

(in millions)

	Nine Months Ended September 30, 2019								
	Core Operating Subsidiaries				Early Stage & Other				
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate	Total HC2
Net Loss attributable to HC2 Holdings, Inc.									$ (0.5)
Less: Net Income attributable to HC2 Holdings Insurance segment									74.6
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									(7.6)
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$ 18.0	$ (1.9)	$ (1.4)	$ 0.7	$ 1.6	$ (14.1)	$ (0.4)	$ (70.0)	$ (67.5)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:									
Depreciation and amortization	11.8	19.4	4.9	0.3	0.1	4.7	—	0.1	41.3
Depreciation and amortization (included in cost of revenue)	6.7	—	—	—	—	—	—	—	6.7
Amortization of equity method fair value adjustment at acquisition	—	(1.1)	—	—	—	—	—	—	(1.1)
Other operating (income) expense	(0.1)	—	(0.1)	1.3	—	(2.7)	—	—	(1.6)
Gain on sale and deconsolidation of subsidiary	—	—	—	—	—	—	—	—	—
Interest expense	7.0	3.3	1.9	—	—	6.3	—	51.1	69.6
Other (income) expense, net	0.1	(1.4)	(0.1)	—	(8.3)	1.3	0.4	3.9	(4.1)
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	—	—	—	—
Net loss on contingent consideration	—	—	—	(0.3)	—	—	—	—	(0.3)
Foreign currency (gain) loss (included in cost of revenue)	—	0.4	—	0.1	—	—	—	—	0.5
Income tax (benefit) expense	8.0	0.1	—	—	—	0.1	—	(5.3)	2.9
Noncontrolling interest	1.4	(0.7)	(0.7)	—	(2.2)	(2.7)	—	—	(4.9)
Bonus to be settled in equity	—	—	—	—	—	—	—	—	—
Share-based payment expense	—	1.3	—	—	0.1	0.5	—	4.0	5.9
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	2.0	2.0	0.1	0.3	—	1.3	—	1.0	6.7
Adjusted EBITDA	$ 54.9	$ 21.4	$ 4.6	$ 2.4	$ (8.7)	$ (5.3)	$ —	$ (15.2)	$ 54.1
Total Core Operating Subsidiaries	$ 83.3								

© HC2 HOLDINGS, INC. 2019

21

Reconciliation of U.S. GAAP Income (Loss) to Adjusted EBITDA

(in millions)

	Nine Months Ended September 30, 2018								
	Core Operating Subsidiaries				Early Stage & Other				
	Construction	Marine Services	Energy	Telecom	Life Sciences	Broadcasting	Other & Elimination	Non-operating Corporate	Total HC2
Net Income attributable to HC2 Holdings, Inc.									$ 173.8
Less: Net Income attributable to HC2 Holdings Insurance segment									142.9
Less: Consolidating eliminations attributable to HC2 Holdings Insurance segment									19.0
Net Income (loss) attributable to HC2 Holdings, Inc., excluding Insurance segment	$ 20.1	$ 4.1	$ (0.6)	$ 3.4	$ 67.5	$ (29.2)	$ 3.8	$ (57.2)	$ 11.9
Adjustments to reconcile net income (loss) to Adjusted EBITDA:									
Depreciation and amortization	5.0	20.1	4.1	0.2	0.1	2.3	0.1	0.1	32.0
Depreciation and amortization (included in cost of revenue)	5.1	—	—	—	—	—	—	—	5.1
Amortization of equity method fair value adjustment at acquisition	—	(1.1)	—	—	—	—	—	—	(1.1)
Other operating (income) expense	(0.3)	(2.8)	0.1	—	—	0.1	—	—	(2.9)
Gain on sale and deconsolidation of subsidiary	—	—	—	—	(102.1)	—	(1.6)	—	(103.7)
Interest expense	1.5	3.7	1.2	—	—	7.7	—	39.8	53.9
Other (income) expense, net	(1.9)	(1.3)	0.2	—	0.1	0.4	(3.4)	1.0	(4.9)
Loss on early extinguishment or restructuring of debt	—	—	—	—	—	2.5	—	—	2.5
Net loss on contingent consideration	—	—	—	—	—	—	—	—	—
Foreign currency (gain) loss (included in cost of revenue)	—	(0.4)	—	—	—	—	—	—	(0.4)
Income tax (benefit) expense	9.0	0.2	—	—	—	—	(0.3)	(7.0)	1.9
Noncontrolling interest	1.6	1.7	(0.3)	—	19.5	(2.8)	(1.1)	—	18.6
Bonus to be settled in equity	—	—	—	—	—	—	—	0.5	0.5
Share-based payment expense	—	1.4	—	—	0.2	2.3	0.3	3.9	8.1
Non-recurring items	—	—	—	—	—	—	—	—	—
Acquisition and disposition costs	1.4	0.2	—	0.2	2.5	3.0	—	0.6	7.9
Adjusted EBITDA	$ 41.5	$ 25.8	$ 4.7	$ 3.8	$ (12.2)	$ (13.7)	$ (2.2)	$ (18.3)	$ 29.4
Total Core Operating Subsidiaries	$ 75.8								

© HC2 HOLDINGS, INC. 2019

22

Reconciliation of U.S. GAAP Income to Pre-tax Insurance AOI (in millions) Three Months Ended September 30, Nine Months Ended September 30, Increase / Increase / 2019 2018 (Decrease) 2019 2018 (Decrease) Net income - Insurance segment $ 10.5 $ 141.1 $ (130.6) $ 74.6 $ 142.9 $ (68.3) Effect of investment (gains) (1) 1.9 (20.1) 22.0 (3.6) (27.1) 23.5 Bargain purchase gain — (109.1) 109.1 (1.1) (109.1) 108.0 Reinsurance gain — (17.8) 17.8 — (17.8) 17.8 Acquisition costs 0.2 1.3 (1.1) 2.0 2.4 (0.4) Insurance AOI 12.6 (4.6) 17.2 71.9 (8.7) 80.6 Income tax expense (benefit) 0.9 (6.7) 7.6 3.3 — 3.3 Pre-tax Insurance AOI $ 13.5 $ (11.3) $ 24.8 $ 75.2 $ (8.7) $ 83.9 (1) The Insurance segment revenues are inclusive of realized and unrealized gains and net investment income for the three and nine months ended September 30, 2019 and 2018. Such adjustments are related to transactions between entities under common control which are eliminated or are reclassified in consolidation. © HC2 HOLDINGS, INC. 2019 23